UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

SHINE MEDIA ACQUISITION CORP.
(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3086866
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

Rockefeller Center, 1230 Avenue of the Americas, 7th Floor, New York, NY	78216
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	None

If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☐

If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☒

Securities Act registration statement file number to which this form relates: 333-127093

Securities to be registered pursuant to Section 12(g) of the Act:

Units

(Title of Class)

Common Stock, $0.0001 per share

 (Title of Class)

Common Stock Purchase Warrants

 (Title of Class)

Item 1.       Description of Registrant's Securities to be Registered.

A description of the units, common stock and warrants to be registered hereunder is contained in the section entitled “Description of Securities” in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Registration No. 333-127093) filed with the Securities and Exchange Commission on August 2, 2005, and as amended on September 20, 2005, May 8, 2006, June 27, 2006, August 28, 2006 and September 5, 2006 (the “Registration Statement”). Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2.       Exhibits.

Exhibit No.	Description

3.1*	Third Amended and Restated Certificate of Incorporation.
3.2*	By-laws.
4.1*	Specimen Unit Certificate.
4.2*	Specimen Common Stock Certificate.
4.3*	Specimen Warrant Certificate.
4.4*	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant.
4.5*	Form of Unit Purchase Option to be granted to Representative.

*       Incorporated by reference to the exhibit of the same number filed with the Registration Statement.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SHINE MEDIA ACQUISITION CORP.

Date: September 21, 2006	By: /s/ David Y. Chen ----------------------------------------------------
Name: David Y. Chen
Title: Chief Executive Officer and President